                                                               As filed with the
                                              Securities and Exchange Commission
                                                                on July 15, 1997


                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             APPLIED MATERIALS, INC.
               (Exact name of issuer as specified in its charter)


            Delaware                                           94-1655526
  (State or other jurisdiction                              (I.R.S. employer
of incorporation or organization)                         identification number)


                3050 Bowers Avenue, Santa Clara, California 95054
               (Address of principal executive offices) (Zip Code)

                             APPLIED MATERIALS, INC.
                      EMPLOYEE SAVINGS AND RETIREMENT PLAN
                            (Full title of the plan)

                                Joseph J. Sweeney
                             Applied Materials, Inc.
                3050 Bowers Avenue, Santa Clara, California 95054
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (408) 748-5555

                                    Copy to:
                                 John E. Aguirre
                       Orrick, Herrington & Sutcliffe LLP
                               400 Sansome Street
                         San Francisco, California 94111


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                     Proposed        Proposed
Title of                             Maximum         Maximum
Securities         Amount            Offering        Aggregate       Amount of
  to be            to be             Price           Offering       Registration
Registered       Registered          Per Share*      Price*             Fee*
--------------------------------------------------------------------------------
Common Stock**   12,000,000 shares   $75.1875     $902,250,000.00    $273,410.00
================================================================================

* Estimated solely for the purpose of calculating the registration fee on the basis of $75.1875 per share, the average of the high and low prices for the Common Stock on July 8, 1997 as reported by Nasdaq.

** In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.



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

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual reports of Applied Materials, Inc. (the "Registrant") and the Applied Materials, Inc. Employee Savings and Retirement Plan, as amended (the "Plan"), filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports referred to in clause (i) above; and (iii) the description of the Registrant's common stock set forth in the Registrant's Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant or the Plan after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation and Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.



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

ITEM 8. EXHIBITS

4.1 Applied Materials, Inc. Employee Savings and Retirement Plan, as amended (and incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, Commission File No. 33-52072).

5.1   Undertaking re: Status of Favorable Determination Letter Covering the
      Plan.

      The Registrant has received a favorable determination letter from the Internal Revenue Service (the "IRS") concerning the qualification of the Applied Materials, Inc. Employee Savings and Retirement Plan (the "Plan") under Section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended. The Registrant will submit any future material amendments to the Plan to the IRS with a request for a favorable determination that the Plan, as amended, continues to so qualify.

5.2   Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1  Consent of Price Waterhouse LLP.

23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.2 to this Registration Statement.

24.1  Power of Attorney of the Directors.

24.2  Power of Attorney of the Benefits Committee.

ITEM 9. UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;



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

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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

                                   Signatures

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 14th day of July 1997.

APPLIED MATERIALS, INC.
     (Registrant)


/s/      James C. Morgan
------------------------------
         James C. Morgan
     Chairman of the Board and
      Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                        Title                  Date

Principal Executive Officer:


/s/    James C. Morgan
------------------------------
       James C. Morgan               Chairman of the        July 14, 1997
                                     Board and Chief
                                     Executive Officer

Principal Financial Officer:


/s/   Gerald F. Taylor
------------------------------
      Gerald F. Taylor               Senior Vice            July 14, 1997
                                     President and
                                     Chief Financial
                                     Officer

Principal Accounting Officer:


/s/  Michael K. O'Farrell
------------------------------
     Michael K. O'Farrell            Vice President         July 14, 1997
                                     and Corporate
                                     Controller



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


 Directors:


           *
------------------------------
     James C. Morgan                 Director               July 14, 1997


           *
------------------------------
     Dan Maydan                      Director               July 14, 1997


           *
------------------------------
     Michael H. Armacost             Director               July 14, 1997


           *
------------------------------
     Deborah A. Coleman              Director               July 14, 1997


           *
------------------------------
     Herbert M. Dwight, Jr.          Director               July 14, 1997


           *
------------------------------
     Philip V. Gerdine               Director               July 14, 1997


           *
------------------------------
     Tsuyoshi Kawanishi              Director               July 14, 1997


           *
------------------------------
     Paul R. Low                     Director               July 14, 1997


           *
------------------------------
     Alfred J. Stein                 Director               July 14, 1997


*By /s/ Donald A. Slichter
------------------------------
      Donald A. Slichter
      Attorney-in-Fact



A majority of the members of the Board of Directors.



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

   THE PLAN

   Pursuant to the requirements of the Securities Act of 1933, the Applied Materials, Inc. Employee Savings and Retirement Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 14th of July, 1997.


   APPLIED MATERIALS, INC. EMPLOYEE
   SAVINGS AND RETIREMENT PLAN

        Signature                           Title                    Date

             *
------------------------------
        Bill Barrett                    Member of the            July 14, 1997
                                        Benefits
                                        Committee

------------------------------
        Ed Brown                        Member of the            July    , 1997
                                        Benefits
                                        Committee

             *
------------------------------
        Nancy Handel                    Member of the            July 14, 1997
                                        Benefits
                                        Committee

------------------------------
        Sam Ishii                       Member of the            July    , 1997
                                        Benefits
                                        Committee

             *
------------------------------
        Charmaine Mesina                Member of the            July 14, 1997
                                        Benefits
                                        Committee

             *
------------------------------
        Roberta Monahan                 Member of the            July 14, 1997
                                        Benefits
                                        Committee


             *
------------------------------
        Michael O'Farrell               Member of the            July 14, 1997
                                        Benefits
                                        Committee



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



------------------------------
        Tom St. Dennis                  Member of the            July    , 1997
                                        Benefits                      ---
                                        Committee



   *By /s/ Donald A. Slichter
------------------------------
          Donald A. Slichter
          Attorney-in-Fact



   A majority of the members of the Benefits Committee.



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

                                  EXHIBIT INDEX

4.1 Applied Materials, Inc. Employee Savings and Retirement Plan, as amended (and incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, Commission File No. 33-52072).

5.1 Undertaking re: Status of Favorable Determination Letter Covering the Plan (See Item 8 of this Registration Statement).

5.2   Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1  Consent of Price Waterhouse LLP.

23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.2 to this Registration Statement.

24.1  Power of Attorney of the Directors.

24.2  Power of Attorney of the Benefits Committee.



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